AGREEMENT

THIS AGREEMENT dated for reference the 25th. day of august, 2010

BETWEEN:

BARK GROUP INC., a Nevada corporation

(the “Company”)

OF THE FIRST PART

AND:

BARK CORPORATION A/S, a Danish corporation,

(“Bark Corporation”)

OF THE SECOND PART

AND:

Rene Lauritsen

(“RENE”)

OF THE THIRD PART

AND:

Sapiens Alliance Ltd

(“Sapiens”)

OF THE FOURTH PART

WHEREAS:

A. Bark Corporation acquired a 51% interest in Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) effective January 22, 2010 from Bark Holding Ltd. (“Bark Holding”) in consideration of the issue of an aggregate of 14,000,000 shares of the common stock of the Company to Svane, as to 7,000,000 shares, and Rene Lauritsen, as to 7,000,000 shares.

B. Anaconda has failed to deliver to Bark Corporation and the Company audited financial statements of Anaconda for the year ended December 31, 2009 in the manner that Anaconda had represented that it would deliver.

C. As audited financial statements of Anaconda have not been delivered, Bark Corporation has determined to reduce its ownership interest in Anaconda to a 0% interest by way of a sale of a the remaining ownership of 25.5% interest in Anaconda to Rene.

D. Rene has agreed to sell, transfer and surrender the 7,000,000 shares of the Company issued to him as consideration of the sale to him of the 25.5% interest in Anaconda.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, and the payment of $1.00 made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties, intending to be legally bound, covenant and agree as follows:

1. Definitions

1.1 The following terms will have the following meanings for the purposes of this Agreement:

“Anaconda” has the meaning provided in the recitals to this Agreement;

“Anaconda Interest” means a 25.5% interest in Anaconda, representing one-half of the interest in Anaconda acquired by Bark Corporation on March 31, 2010; and

“RENE Shares” means 7,000,000 shares of common stock of the Company issued to RENE in connection with the acquisition by a 51% interest in Anaconda.

2. Purchase and Sale of Anaconda Interest

2.1 In consideration of the sale, transfer and surrender of the RENE Shares in accordance with Section 3.1 of this Agreement, Bark Corporation hereby agrees to sell, assign and transfer to RENE the Anaconda Interest free and clear of all liens, charges, security interests and encumbrances, which Anaconda Interest will be held subject to the option provided for in Section 4.1 of this Agreement.

3. Surrender of RENE Shares

3.1 In consideration for the transfer of the Anaconda Interest by Bark Corporation to RENE, RENE hereby agrees to sell, transfer and assign to Bark Corporation the RENE Shares free and clear of all liens, charges, security interests and encumbrances.

3.2 RENE represents and warranties that he is the legal and beneficial owner of the RENE Shares free and clear of all liens, charges, security interests and encumbrances and has full right, title and authority to sell, transfer and surrender the RENE Shares in the manner contemplated by this Agreement.

3.3 In order to give effect to the transfer of the RENE Shares in accordance with Section 3.1, RENE will forthwith upon execution of this Agreement surrender the share certificate representing the RENE Shares to Bark Corporation for cancellation, which share certificate will be endorsed for transfer in the manner required by the transfer agent for the Company such that the RENE Shares may be cancelled.

3.4 To the extent that the RENE Shares are registered in the name of Sapiens LTD and RENE will execute all instruments of transfer and other documentation as required to give effect to this Agreement and cancellation of the RENE Shares.

4. Miscellaneous

4.1 This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

4.2 The parties agree that the purchase and sale of the Anaconda Interest and the surrender of the RENE Shares will be effective August 25, 2010, notwithstanding that date that the corporate records of Anaconda and the Company are updated to reflect the transfers.

4.3 Each party hereto agrees to execute and complete such transfers, assignments and surrenders of shares and otherwise take such further actions as required to give effect to the above agreements.

4.4 This Agreement may be executed in any number of counterparts, in original form or by electronic facsimile, with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same document.

[REMAINER OF PAGE LEFT INTENTIONALLY BLANK.]

4.5 Each of the Principal Shareholders acknowledges having the opportunity and receiving the recommendation to obtain independent legal advice in connection with execution of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

BARK GROUP INC.

Per: /s/ Bent Helvang
         Authorized Signatory

         Bent Helvang - Secretary
         Name and Title

BARK CORPORATION A/S.

Per: /s/ Bent Helvang
       Authorized Signatory

SAPIENS ALLIANCE LTD.

Per: /s/ Rene Lauritsen
       Authorized Signatory

       Rene Lauritsen/Owner
       Name and Title

Rene Lauritsen:
      /s/ Rene Lauritsen